Avid Announces Preliminary 2015 Fourth Quarter Bookings to Exceed Expectations

Continued Adoption of Avid Everywhere Drives Estimated 2015 Fourth Quarter Bookings to $191 million
Burlington, MA, January 5, 2016 - Avid® (Nasdaq: AVID) today announced that it anticipates its 2015 fourth quarter bookings will exceed expectations implied by its previously issued guidance and will be an estimated $191 million, which is 21% higher than the top end of the level implied by its prior guidance and 25% higher than reported bookings for the fourth quarter of 2014. On a constant currency basis, estimated fourth quarter bookings of approximately $199 million were 23% higher than the top end of the level implied by its prior guidance and 28% higher than the constant currency bookings for the fourth quarter of 2014. For the full year, estimated reported bookings of $536 million and estimated constant currency bookings of $560 million were both 7% higher than the top end of the prior guidance.
The adoption of Avid’s unique enterprise-wide platform-based approach continues to build momentum and is a further proof point that Avid’s transformation strategy is working, underscoring Avid’s growth potential. The recent announcement of a record ten-year managed services contract with Sinclair Broadcast Group highlights a year that saw strong adoption of the Avid platform by some of the most sophisticated global media organizations.
“Our customers are becoming increasingly aware of how Avid EverywhereTM and the MediaCentralTM Platform can address their business challenges,” said John Frederick, Executive Vice President, Chief Financial and Administrative Officer “While you shouldn’t measure our progress on the transformation based on one quarter’s bookings performance, we are naturally very encouraged by the progress.”
These results are preliminary and therefore subject to Avid’s completion of its fourth quarter closing and review procedures. Accordingly, all other Company guidance remains unchanged with no additional adjustments currently contemplated. Avid expects to release its fourth quarter and fiscal year-end financial results and hold its related quarterly conference call in early March 2016. Details for accessing the conference call will be issued prior to the call.

A definition of “bookings”, which is an operational metric, is included in the Form 8-K that Avid filed today.
About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

Cautionary Note Regarding Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated expectations, plans, earnings, bookings and operational results. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements regarding anticipated bookings for 2016, future financial performance, strategy and business plans as well as transformation . These forward-looking statements are based on current expectations as of the date of this press release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the including the effect on our sales, operations and financial performance resulting from, among other things, our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by our company with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

© 2016 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, iNEWS, Interplay, ISIS, AirSpeed, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Media contact:
Sara Griggs
Avid
sara.griggs@avid.com
310-907-6909

Investor contact:
Jonathan Huang
Avid
jonathan.huang@avid.com
978-640-5126